Exhibit 23


                          Independent Auditors' Consent


IDACORP, Inc.

   We consent to the incorporation by reference in this Registration Statement of IDACORP on Form S-8 of our report dated January 30, 1998 appearing in the Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1997.



Deloitte & Touche LLP
September 30, 1998
Boise, Idaho